UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

May 19, 2005

SMART & FINAL INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-10811	95-4079584
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Citadel Drive City of Commerce, California	90040
(Address of principal executive offices)	(Zip Code)

(323) 869-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

A. Approval of the Smart & Final Inc. 2005 Long-Term Equity Compensation Plan for Non-Employee Directors.

At the 2005 Annual Meeting of Stockholders held on May 20, 2005 (the “2005 Annual Meeting”), the stockholders of Smart & Final Inc. (the “Company”) approved the Smart & Final Inc. 2005 Long-Term Equity Compensation Plan for Non-Employee Directors (the “2005 Non-Employee Directors’ Plan”). Under the 2005 Non-Employee Directors’ Plan, our non-employee directors may receive grant awards of our common stock, stock options, restricted stock, restricted stock units, stock appreciation rights and tandem stock appreciation rights. An aggregate of 375,000 shares of our common stock are available for issuance under this plan.

The principal features of the 2005 Non-Employee Directors’ Plan are summarized in the Company’s proxy statement filed with the Securities and Exchange Commission on April 20, 2005 in connection with the 2005 Annual Meeting and a copy of the complete text of the 2005 Non-Employee Directors’ Plan is attached as Appendix B thereto.

B. Entry into a Consulting Agreement with Ross E. Roeder.

On May 19, 2005, the Company entered into a consulting agreement with Ross E. Roeder, the Company’s Non-Executive Chairman of the Board, which provides that Mr. Roeder may provide consulting services to the Company for up to 50 days during the period of June 1, 2005 through June 1, 2006.

The specific services to be provided by Mr. Roeder shall be at the discretion of the Company’s Chief Executive Officer, for which Mr. Roeder shall receive a per diem of $2,500, along with reimbursement of out-of-pocket expenses and an automobile allowance.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly authorized this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART & FINAL INC.

Date: May 24, 2005	By:	/s/ Richard N. Phegley
Richard N. Phegley
Senior Vice President and Chief Financial Officer

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